EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

of

DOT VN, INC.

A DELAWARE CORPORATION
As adopted by the Company on November 17, 2006

ARTICLE I: OFFICES

Section 1. Principal and Registered Office

The registered office of the Corporation shall be as follows,

Corporate Agents, Inc.
2711 Centerville Road, Suite 400
Wilmington, DE  19808

The principal office of the Corporation shall be as follows,

Dot VN, Inc.
9449 Balboa Avenue, Suite 114
San Diego, CA 92123

The Corporation may also have offices at such other places as the Board of Directors may from time to time designate.

ARTICLE II: MEETINGS OF SHAREHOLDERS

 Section 1. Place of Meetings

All meetings of shareholders shall be held at the principle executive office of the Corporation, within or outside the State of California, or at such other place as may be determined by the Board of Directors.

Section 2. Annual Meetings

Annual meetings of shareholders shall be held between the 15th of June and the 15th of July each year at 11:00 A.M. for the purpose of electing a Board of Directors (every two years, or as otherwise appropriate) and transacting such other business as may properly be brought before the meeting.

Section 3. Special Meetings

Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or such additional persons as may be authorized by the Board of Directors provided in the Certificate and Bylaws and amendments.

Section 4. Notice of Meetings of Shareholders

Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting by the Secretary, or if there be no officer, or in the case of neglect or refusal by the Secretary, by the Acting Secretary as designated by the Board of Directors.

Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting either personally or by first class mail or other means of written communication addressed to the shareholder, at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice.

Section 5. Waiver of Notice

A Waiver of Notice shall state the place, date and hour of the meeting and (1), in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2), in the case of an annual meeting, those matters which the Board at the time of mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 6 of these Bylaws that any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of the nominees which, at the time of the notice, the Board of Directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for sixty (60) days or more from the date set for the original meeting.

Section 6. Special Notice and Waiver of Notice Requirement

Request for approval of the following must be contained in the notice or waiver of notice:
1.
Approval of a contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any corporation, firm or association in which one or more of its Directors has a material financial interest;

2.	To indemnify an agent of the Corporation; or
3.	To approve the principle terms of a reorganization; or
4.	Approval of a plan of distribution as part of the winding up on the Corporation.

Prompt notice shall be given of the taking of any other Corporate action approved by the shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Notwithstanding any of the foregoing provisions of this Section, Directors may not be elected by written consent except by the majority of written consent of all shares entitled to vote for the election of Directors.

A written consent may be revoked by a written notice received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 7. Quorum

Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law except as provided in the following provisions of this Section.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of shares required to constitute a quorum.

In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of shares represented either in person or by proxy, but no other business may be transacted except as provided in the provisions of this Section.

Section 8. Voting

Shareholders entitled to vote shall be only persons in whose names shares entitled to vote stand on the record date for voting purposes fixed by the Board of Directors pursuant to Article VIII, Section 3 of these Bylaws, or if there be no such fixed date so fixed, on the record dates given below.

If no record date is fixed:
1.
The record date for determining shareholders entitled to notice of, or to vote at a meeting of shareholders, shall be at the close of business on the business day next proceeding the day on which notice is given, or if notice is waived, at the close of business on the business day next proceeding the day on which the meeting is held.

2.
The record date for determining the shareholders entitled to give consent to Corporation actions in writing without a meeting when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

3.
The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Every shareholder entitled to vote shall be entitled to one vote for each share held.

Section 9. Proxies

Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his duly authorized agent, with the Secretary of the Corporation.

A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

ARTICLE III: DIRECTORS

Section 1. Powers

Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors, by majority consent, can conduct all business on behalf of the Corporation including, but not limited to, the restructuring of the Corporation’s share capital.

Section 2. Number

The authorized number of directors of the Corporation shall be one (1) to seven (7) until changed by amendments to the Certificate of these Bylaws.

Section 3. Election and Tenure of Office

The Directors shall be elected at the annual meeting of the shareholders and hold office for two (2) years or until the successors have been elected and qualified at the annual meeting.

Section 4. Vacancies

Vacancies in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has been convicted of a felony.

Each Director so selected shall hold office for the remainder of the full term of office of the former Director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The shareholders may elect a Director at any time to fill a vacancy not filled by the Directors. Any such election by written consent requires the majority of the outstanding shares entitled to vote. Any Director may resign effective upon the Secretary of the Board of Directors of the Corporation unless the notice specifies at a later time for the effectiveness of such resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 5. Removal

Any or all the Directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote.

Except as provided in the Bylaws, a Director may not be removed prior to expiration of such Director’s term of office.

The superior court of the resident country may, on the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, remove from office any Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from re-election any Director so removed for a period described by the court. The Corporation shall be made a party to such action filed by the court with reference to any Director.

Section 6. Place of Meetings

The Board of Directors shall hold its meetings at such place, either within or outside the State of Delaware, providing that it is in the United States of America, which has been designated in the notice of the meeting, or outside of the United States of America. Such place of meeting shall be designated in the notice of meeting or if there is no notice, at the principle executive office of the Corporation or as designated from time to time by resolution of the Board of Directors. The Directors may hold telephonic meetings and such meetings shall be duly noted in the minutes of the meeting

Section 7. Call and Notice of Meetings

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or Vice-President, or Secretary or any two (2) Directors.

The Board of Directors shall meet, for the purpose of organization, the election of officers and the transaction of other business, immediately after and at the same place as the annual meeting of shareholders. Notice of such meeting need not be given.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or by any director. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by regular, facsimile transmission or electronic mail. Notice shall be so delivered at least forty-eight (48) hours before the time of the holding of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. A notice or waiver of notice need not specify the purpose of any special meeting of the Board of Directors.

Section 8. Quorum; Vote Required For Action; Adjournment

Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, four (4) of the authorized Directors, or the majority of directors currently on the Board of Directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting.

Section 9. Waiver of Notice

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid if presented and passed at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, whether or not each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or approval of the minutes thereof. All such waivers consents of approval shall be filed with the Corporate records or made part of the minutes of the meeting.

Section 10. Action by Written Consent

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such action by written consent shall have the same force and effect as a unanimous vote of Directors.

Section 11. Compensation

All salaries and other compensation such as shares of the Corporation in exchange for services shall be established by a Board of Directors resolution and the recording of such resolution by way of minutes of the Board of Directors meeting. The Board of Directors may allow a fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attendance for meetings.

Section 12. Strategic Advisory Directors.

The Board of Directors from time to time may elect one or more persons to be Strategic Advisory Directors who shall not by such appointment be members of the Board of Directors. Strategic Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 13. Code of Business Conduct and Ethics.

The Board of Directors shall adopt a Code of Business Conduct and Ethics to promote the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; the full, fair, accurate, timely and understandable disclosure in reports and documents filed with the Securities and Exchange Commission and other public communications; compliance with applicable laws, rules and regulations; and the prompt internal reporting of violation.

ARTICLE IV: OFFICERS

Section 1. Officers

The officers of the Corporation shall be a Chief Executive Officer, President, Chief Technical Officer, Vice-President, a Secretary and a Chief Financial Officer, or combination of Secretary-Chief Financial Officer. The Corporation may also have such other officers with such titles and duties as shall be determined by the Board of Directors. Any number of offices may be held by the same person.

Section 2. Election

All Officers of the Corporation shall be chosen by the Board of Directors. Each Officer shall hold office until his death, resignation or removal or until his successor shall be chosen and qualified. A vacancy in any office because of death, resignation or removal or other cause shall be filled by the Board of Directors.

Section 3. Removal and Resignation of Officers

An Officer may be removed at any time, either with or without cause, by the Board of Directors. Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

Section 4. Chief Executive Officer

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the Officers of the Corporation. He shall exercise the duties usually vested in the Chief Executive Officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

Section 5. President

The President of the Corporation shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

Section 6. Chief Technical Officer

The Chief Technical Officer of the Corporation, shall, subject to the control of the Board of Directors, shall advise the Board on engineering and other technical issues related to the matters which they consider.

Section 7. Vice President

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and subject to all the privileges and restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors.

Section 8. Secretary

The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and a summary of the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall keep, or cause to be kept, at the principle executive offices of the Corporation, the original or a copy of the Bylaws, as amended or otherwise altered to date, and certified.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 9. Chief Financial Officer

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation in payment of just demands against the Corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an accounting of all of the transactions as Chief Financial Officer and of the financial condition of the Corporation and shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or Bylaws.

Section 10. Compensation

The salaries of the Officers shall be fixed, from time to time, by the Board of Directors.

ARTICLE V: AUDIT COMMITTEE

Section 1. Purpose of Audit Committee

The Board of Directors shall designate an Audit Committee to assist the Board with respect to the oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors.

Section 2. Composition of Audit Committee

The Audit Committee shall be comprised of at least three members of the Board, each of whom has been affirmatively determined in the business judgment of the Board to qualify as independent directors ("Independent Directors") under (a) the rules of the National Association of Securities Dealers' Nasdaq Stock Market ("Nasdaq"), including, as applicable, the standards set forth under Rule 10A-3 ("Rule 10A-3") of the Securities Exchange Act of 1934 (the rules of Nasdaq and Rule 10A-3, taken together, "Applicable Listing Rules") and (b) the Company's Corporate Governance Guidelines. Such members will be elected by and serve at the pleasure of the Board.

Section 3. Powers of Audit Committee

The Audit Committee shall have the power and responsibility, to the extent permitted by law, to establish its own regulations and procedures with respect to its operation, and may establish a Charter governing its functions.

ARTICLE VI: EXECUTIVE COMMITTEES

Section 1. Organization of Committees

The Board of Directors may, by resolution passed by a majority of the authorized number of Directors, designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the Corporation to serve at the pleasure of the Board of Directors. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority to act in their capacity as committee members except with respect to:

1.	The approval of any action for which this division also requires Board of Director or shareholders approval.
2.	The filing of vacancies on the committee.
3.	The fixing of compensation of the committee members.
4.	The amendment or repeal of the Bylaws or adoption of new Bylaws.
5.	The amendment or repeal of any resolution of the Board of Directors.
6.	A distribution to the shareholders of the Corporation. All distribution of shares of the Corporation must be approved by the Board of Directors.
7.	The appointment of other committees of the Board of Directors or the members thereof.

ARTICLE VII: CORPORATE RECORDS AND REPORTS

Section 1. Inspection by Shareholders

If no annual report of the last fiscal year has been sent to shareholders, the Corporation shall, upon written request of any shareholder entitled to vote, make available those financial statements requested by the shareholder providing that the request is made more than one hundred and twenty (120) days after the close of that fiscal year. Such financial statements shall be delivered or mailed to the requesting shareholder within thirty (30) days after the financial statements are delivered to the Corporation. A shareholder or group of shareholders entitled to vote in the Corporation may make a written request to the Corporation for an income statement of the current fiscal year ended more than one hundred and twenty (120) days prior to the date of the request and a balance sheet of the Corporation as of the end of the period. In addition, if no annual report for the last fiscal years has been sent out to the shareholders, statements for the last fiscal year shall be sent to the requesting shareholder or shareholder group of the Corporation entitled to vote. A copy of the statements shall be kept on file in the principle office of the Corporation for twelve (12) months and such statements shall be exhibited at all reasonable times to any shareholder for valid and reasonable purposes. All written requests by shareholders demanding an examination of the statements or a copy shall be mailed to the shareholder in a reasonable period of time.

The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time reasonable during usual business hours upon written notice to the Corporation for reasonable purposes. Such inspection and copying under this Section may be made in person or by agent or attorney. In the event that the Corporation has a transfer agent to issue and transfer the shares of the Corporation, then all provisions of this Section applies to the transfer agent.

Shareholders shall have the right to inspect the original or copy of these Bylaws, as amended to date, at the Corporation’s principle executive office upon reasonable notice.

Section 2. Inspection by Directors

Every Director shall have the right, at any reasonable time, to inspect all books, records and documents of every kind and to inspect the physical properties of the Corporation, domestic or foreign, of which such person is a Director. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 3. Right to Inspect Written Records

If any record subject to inspection pursuant to this Section is not maintained in written form, a request for inspection may be made to the Corporation and the Corporation must comply with the request within a reasonable length of time.

Section 4. Waiver of Annual Report

The annual report to shareholders is hereby expressly waived provided that this Corporation has less than five hundred (500) shareholders of record or if the Corporation is a “non-reporting” corporation as defined by the Securities and Exchange Commission, should the Corporation’s shares be publicly traded. This waiver shall be subject to any provision of law allowing shareholders to request the Corporation to furnish financial statements and an accompanying annual report of activity.

Section 5. Contracts, Etc.

The Board of Directors, except as otherwise provided in the Bylaws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or render it liable for any purpose or any amount.

ARTICLE VIII: INDEMNIFICATION

Section 1. Power to Hold Harmless

The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify Litigant

The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 3. Reimbursement Authorized

To the extent that a director, officer, employee, or agent of a Corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination If Reimbursement Is Proper

Any indemnification under Sections 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or, if such a quorum is not obtainable, or, even if obtain-able, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or, by the shareholders.

Section 5. Advance of Expenses

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the directors of the Corporation in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

Section 6. Non-Exclusivity

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Right to Acquire Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 8. Notice to Shareholders

If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

Section 9. "Corporation;" Definition

For purposes of this Article, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

Section 10. Miscellaneous Definitions

For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to this Article.

ARTICLE IX: SHARES

Section 1. Form of Certificates

The Corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order and state the name of the record holder of the share represented thereby; the number, designation if any and class or series of shares represented thereby; and contain any settlement required.

Every certificate for shares shall be signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, President or a Vice President and (ii) by the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.

Section 2. Transfer of Shares

Upon surrender to the Secretary and/or the Corporation’s contracted transfer agent of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Secretary or the contracted transfer agent of the Corporation to issue a new certificate to the person or persons entitled thereto, cancel the old certificate and record the transaction upon its share register. Transfer may be effected by certificate or book-entry .

Section 3. Record Date and Closing of Transfer Books

The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. The record date is so fixed and shall not be more than sixty (60) nor less than thirty (30) days prior to the date of the shareholders meeting or event for the sole purpose for which it is fixed. Only shareholders of record on that date are entitled to notice of and to vote at the shareholders meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

The Board of Directors may close the books of the Corporation against transfers of shares during the whole or part of a period of not more than sixty (60) days prior to the date of a shareholder meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

ARTICLE X: AMENDMENT OF BYLAWS

Section 1. By Shareholders

Bylaws may be adopted, amended or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. A Bylaw which reduced the fixed number of Directors to a number less than two (2) shall not be effective if the votes cast against the adoption are equal to more than fifty-one percent (51%) of the outstanding shares entitled to vote.

Section 2. By Directors

Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of Directors, may be adopted by the Board of Directors.

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CERTIFICATE OF ADOPTION OF BYLAWS

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation, named in the title thereto and that such Bylaws were duly adopted by the Board of Directors of DOT VN, INC. on the date set forth below.

November 17, 2006

By: Lee Johnson, Secretary